UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 12, 2005



COMMISSION FILE NUMBER:  1-5555


                            WELLCO ENTERPRISES, INC.
               (Exact name of registrant as specified in charter)

NORTH CAROLINA                                        56-0769274
-------------------                   -----------------------------------------
(State of Incorporation)                ( I.R.S. Employer Identification No.)

            150 Westwood Circle, P.O. Box 188, Waynesville, NC 28786
                     (Address of Principal Executive Office)

Registrant's telephone number, including area code 828-456-3545
                                                   ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3-Securities and Trading Markets

ITEM 3.01 Failure to Satisfy a Continued Listing Rule

(b) On July 12, 2005, the Registrant notified the American Stock Exchange (Exchange) that it did not meet one of its listing requirements.

Exchange listing standards require the Registrant to have an Audit Committee of three persons, all of whom are independent as defined by rules and regulations of the Exchange and the Securities and Exchange Commission. Due to the death of related person, one of the Registrant's three Audit Committee members does not now meet independence definitions. The other two Audit Committee members remain independent. Other than these two independent directors, no other member of the Registrant's Board of Directors meets independence definitions.

Exchange listing standards also provide that when a Audit Committee member ceases to be independent for reasons beyond that persons reasonable control, that person, with prompt notice to the Exchange, may remain a member of the Audit Committee until the next annual meeting of shareholders.

The Exchange has confirmed to the Registrant that this situation will not affect its listing status.

The Registrant's next annual meeting of shareholders is scheduled for November 15, 2005. At that meeting, at least three nominees for shareholder election to serve on the Board will be independent.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCO ENTERPRISES, INC.

 /s/ David Lutz
 David Lutz
 President - Chief Executive Officer